    As filed with the Securities and Exchange Commission on November 19, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

          Delaware                                               54-171854
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                   ----------

                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                           JOHN G. FINNERAN, JR., Esq.
                     Senior Vice President, General Counsel
                             and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                                 (703) 205-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Security Amount to be   Proposed Maximum Proposed Maximum   Amount of
to be Registered  Registered (1)  Offering Price       Aggregate   Registration
                                    Per Unit (2)   Offering Price      Fee
----------------- -------------- ---------------- ---------------- -------------
Stock Options (3)    150,000         $22.5833        $3,387,495       $941.72
================= ============== ================ ================ =============

(1)  Calculated pursuant to General Instruction E on Form S-8.

(2)  Purchase price of the Stock Options registered for sale under the Plan.

(3) The Securities registered hereunder represent options to purchase shares of common stock, $.01 par value ("Common Stock"), of the Registrant issuable under the Registrant's 1994 Stock Incentive Plan (the "Plan) in consideration for the agreement of a recipient to forgo certain potential incentive compensation payments. The shares of Common Stock issuable upon the exercise of the Stock Options either were registered previously under the Securities Act of 1933, as amended, pursuant to Registration Statement 333-78067 (dated May 7, 1999), or will be registered before the Stock Options are exercised.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

    This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Capital One Financial Corporation (the "Registrant") on Form S-8 relating to the same employee benefit plan is effective.

    This Registration Statement incorporates by reference the contents of the Registrant's earlier Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on August 6, 1999 (File No. 333-84693) relating to 850,000 options issuable under the Registrant's 1994 Stock Incentive Plan, and any documents incorporated by reference therein, including any documents subsequently filed by the Registrant. The maximum number of options that may be issued under this Registration Statement and Registration Statement No. 333-84693 is 1,000,000.

Item 5.  Interests of Named Experts and Counsel.

         John G. Finneran, Jr., Esq., Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5, holds 24,170 shares of Common Stock, vested options to purchase an additional 332,271 shares of Common Stock issued under the Plan and unvested options to purchase an additional 343,501 shares of Common Stock issued under the Plan.

                                INDEX TO EXHIBITS


  Exhibit         Description                            Reference
  Number
  -------         -----------                            ---------

     5            Opinion of Counsel                      Filed herewith

    23.1          Consent of Counsel                      Contained in Exhibit 5

    23.2          Consent of Independent Auditors         Filed herewith


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 18th day of November, 1999.


                                               CAPITAL ONE FINANCIAL CORPORATION




                                     By   /s/ John G. Finneran, Jr.
                                          --------------------------------------
                                          John G. Finneran, Jr.
                                          Senior Vice President, General Counsel
                                           and Corporate Secretary


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 18th day of November, 1999.



     SIGNATURE                                      TITLE


/s/ Richard D. Fairbank
-----------------------             Director, Chairman and Chief Executive
Richard D. Fairbank                 Officer (Principal Executive Officer)


/s/ Nigel W. Morris
-------------------                 Director, President and Chief Operating
Nigel W. Morris                     Officer


/s/ David M. Willey
-------------------                 Senior Vice President, Corporate
David M. Willey                     Financial Management and Treasurer
                                    (Principal Accounting and Financial Officer)

/s/ W. Ronald Dietz
-------------------                 Director
W. Ronald Dietz


/s/ James A. Flick, Jr.
-----------------------             Director
James A. Flick, Jr.


/s/ Patrick W. Gross
--------------------                Director
Patrick W. Gross


/s/ James V. Kimsey
-------------------                 Director
James V. Kimsey



------------------------            Director
Stanley I. Westreich

                                  EXHIBIT INDEX


Exhibit                                                               Sequential
Number              Description                                      Page Number
-------             -----------                                      -----------
   5                Opinion of Counsel                                    6

23.2                Consent of Independent Auditors                       7

[CAPITAL ONCE LETTERHEAD]                                              Exhibit 5


                                                    November 18, 1999


Board of Directors
Capital One Financial Corporation
2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia  22042

Gentlemen:

         As the General Counsel of Capital One Financial Corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the offer and sale of stock options in the maximum aggregate dollar amount of $3,387,495 ("Stock Options"), exercisable to purchase shares of Common Stock, par value $.01 per share, of the Company, to be issued pursuant to the Capital One Financial Corporation 1994 Stock Incentive Plan (the "Plan"). I am familiar with the Registration Statement and have examined such corporate documents and records, including the Plan, and such matters of law as I have considered appropriate to enable me to render the following opinion.

         On the basis of the foregoing, I am of the opinion that the Stock Options, when issued consistent with the terms of the Plan and the related resolutions of the Board of Directors and the Compensation Committee, will be binding obligations of the Company enforceable against the Company in accordance with their terms and conditions.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                                     Very truly yours,

                                                     /s/ John G. Finneran, Jr.

                                                     John G. Finneran, Jr., Esq.
                                                     General Counsel

                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Capital One Financial Corporation 1994 Stock Incentive Plan of our report dated January 19, 1999, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP
---------------------
Washington, D.C.
November 18, 1999